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                                                                    Exhibit 23.1


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Nos. 333-3634, 333-3636, 333-3638, 333-36779, 333-43159, and 333-43181) on Form
S-8 and the Registration Statement (No. 333-43221) on Form S-3 of SPACEHAB, Incorporated and subsidiaries of our report dated August 23, 2002, with respect to the consolidated financial statements of SPACEHAB, Incorporated and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2002.

                                                           /s/ Ernst & Young LLP


McLean, Virginia
September 10, 2002